                                                                 EXHIBIT 1.1



                               31,000,000 SHARES


                        CAPSTAR BROADCASTING CORPORATION

                 CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE

                             UNDERWRITING AGREEMENT

                                                                 May _____, 1998

CREDIT SUISSE FIRST BOSTON CORPORATION
BT ALEX. BROWN INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
 As Representatives of the Several Underwriters
         c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, N.Y. 10010-3629

Dear Sirs:


         1. Introductory. Capstar Broadcasting Corporation, a Delaware corporation (the "Company"), proposes to issue and sell (the "U.S. Offering") to the several Underwriters named in Schedule A hereto (the "Underwriters"), for which Credit Suisse First Boston Corporation, BT Alex. Brown Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), 24,800,000 shares (the "U.S. Firm Shares") of its Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

         It is understood that the Company is concurrently entering into a Subscription Agreement, dated the date hereof (the "Subscription Agreement"), with Credit Suisse First Boston (Europe) Limited ("CSFBL"), BT Alex. Brown International, Morgan Stanley & Co. International Limited, and the other managers named therein (the "Managers") relating to the concurrent offering and sale of 6,200,000 shares of Class A Common Stock (the "International Firm Shares") outside the United States and Canada (the "International Offering").

         In addition, as set forth below the Company proposes to issue and sell
(i) to the Underwriters, at the option of the Underwriters, an aggregate of not more than 3,720,000 additional shares of Class A Common Stock ("U.S. Optional Shares") and (ii) to the Managers, at the option of the Managers, an aggregate of not more than 930,000 additional shares of Class A Common Stock ("International Optional Shares"). The U.S. Firm Shares and the U.S. Optional Shares are hereinafter called the "U.S. Shares"; the International Firm Shares and the International Optional Shares are hereinafter called the "International Shares"; the U.S. Firm

Shares and the International Firm Shares are hereinafter called the "Firm Shares"; the U.S. Optional Shares and the International Optional Shares are hereinafter called the "Optional Shares". The U.S. Shares and the International Shares are collectively referred to as the "Offered Shares". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Shares to each other for purposes of resale.

         The Company hereby agrees with the several Underwriters as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                 (a) A registration statement (No. 333-48819) relating to the Offered Shares, including a form of prospectus relating to the U.S. Shares and a form of prospectus relating to the International Shares being offered in the International Offering has been filed with the Securities and Exchange Commission (the "Commission") and either
         (i) has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and is not proposed to be amended or
         (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "initial registration statement") has been declared effective, either (A) an additional registration statement (the "additional registration statement") relating to the Offered Shares may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Shares all have been duly registered under the Securities Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Shares will all have been duly registered under the Securities Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Securities Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the

         Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Securities Act, is hereinafter referred to as the "Initial Registration Statement." The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Shares and the form of prospectus relating to the International Shares, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act or (if no such filing is required) as included in the Registration Statement, are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                 (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:
         (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Securities Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the Representatives or by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

                 (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole ("Material Adverse Effect").

                 (d) Each subsidiary of the Company and each subsidiary to be acquired in the SFX Acquisition (as defined in the Prospectuses) (collectively, the "Subsidiaries") has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens disclosed in the Prospectuses.

                 (e) The Offered Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Shares have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date (as defined below), such Offered Shares will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; the stockholders of the Company have no preemptive rights with respect to the Class A Common Stock; and except as described in the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for any capital stock of the Company.

                 (f) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter or Manager for a brokerage commission, finder's fee or other like payment in connection with this offering.

                 (g) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                 (h) The Offered Shares have been approved for listing on the New York Stock Exchange subject to notice of issuance.

                 (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body (including, without limitation, the Federal Communications Commission (the "FCC")) or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance and sale of the Offered Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

                 (j) The execution, delivery and performance of this Agreement and the Subscription Agreement, and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, except for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or the charter or by-laws of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Shares pursuant to this Agreement and the Subscription Agreement, respectively.

                 (k) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company.

                 (l) Except as disclosed in the Prospectuses, the Company and the Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its Subsidiaries considered as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectuses, the Company and the Subsidiaries hold any such leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                 (m) The Company and the Subsidiaries possess adequate certificates, authorities or permits and hold all necessary licenses (including without limitation licenses issued by the FCC) issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits or to hold such licenses would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, permit or license that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 (n) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

                 (o) The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 (p) Each of the Company and the Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns, except where the failure to file such returns would not have a Material Adverse Effect, and each of the Company and the Subsidiaries has paid all taxes shown as due thereon; and other than tax deficiencies that the Company or its Subsidiaries is contesting in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or the Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

                 (q) Except as disclosed in the Prospectuses, neither the Company nor any of the Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                 (r) Except as disclosed in the Prospectuses, there are no pending actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body (including, without limitation, the FCC) against or affecting the Company, any of the Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Subscription Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                 (s) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectuses, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                 (t) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                 (u) The statistical and market-related data included in the Prospectuses are based on or derived from sources that the Company believes to be accurate and reliable.

                 (v) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain profitability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                 (w) The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

                 (x) Each of Coopers & Lybrand L.L.P., Arthur Andersen LLP and Ernst & Young LLP, which firms have examined the consolidated financial statements as set forth in their reports included in the Prospectuses, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

                 (y) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075 Florida Statutes, and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Shares it commences doing such business.

         3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to
purchase from the Company, at a purchase price of U.S.$            per share,
the respective numbers of U.S. Firm Shares set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver the U.S. Firm Shares to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") drawn to the order of the Company at the office of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, at 10:00 A.M., New York time, on May __, 1998, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the U.S. Offering and the International Offering. The certificates for the U.S. Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Weil, Gotshal & Manges LLP, at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the Underwriters may purchase all or less than all of the U.S. Optional Shares at the purchase price per share of Class A Common Stock to be paid for the U.S. Firm Shares. The U.S. Optional Shares to be purchased by the Underwriters on any Optional Closing Date (as defined below) shall be in the same proportion to all the Optional Shares to be purchased by the Underwriters and the Managers on such Optional Closing Date as the U.S. Firm Shares bear to all the Firm Shares. The Company agrees to sell to the Underwriters such U.S. Optional Shares and the Underwriters agree, severally and not jointly, to purchase such U.S. Optional Shares. Such U.S. Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of U.S. Firm Shares set forth opposite such Underwriter's name bears to the total number of shares of U.S. Firm Shares (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Shares. No Optional Shares shall be sold or delivered unless the U.S. Firm Shares and the International Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of Underwriters and the Managers to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Shares on behalf of the Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Company.

         Each time for the delivery of and payment for the U.S. Optional Shares, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the U.S. Optional Shares being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to CSFBC drawn to the order of the Company, at the above office of Weil, Gotshal & Manges LLP. The certificates for the U.S. Optional Shares will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Weil, Gotshal & Manges LLP, at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Shares for sale to the public as set forth in the U.S. Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                 (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Shares under the Securities Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter or Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

                 (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's prior consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                 (c) If, at any time when a prospectus relating to the Offered Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Securities Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

                 (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                 (e) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the U.S. Shares, and, so long as a prospectus relating to the Offered Shares is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                 (f) The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

                 (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act, or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

                 (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incidental to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Shares, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Shares and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters.

                 (i) For a period of 180 days after the date of the initial public offering of the Offered Shares, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any additional shares of its shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, except (i) pursuant to or in connection with employee stock option plans, the Warrants or other employee or non-employee director compensation arrangements or agreements, in each case, in effect on the date of the Prospectuses; (ii) in connection with any acquisition by the Company so long as the recipient of such securities agrees in writing prior to such issuance to be subject to the foregoing lockup for the remainder of the 180-day lockup period;
         (iii) in connection with the conversion of shares of Class B Common Stock or Class C Common Stock; and (iv) the sale and issuance of shares of Common Stock to new directors of the Company in connection with their election or appointment to the board of directors of the Company.

                 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Shares on the First Closing Date and the U.S. Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                 (a) The Representatives shall have received letters, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Coopers & Lybrand L.L.P., Arthur Andersen LLP and Ernst & Young LLP (the "Independent Accountants"), confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                         (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                        (ii) with respect to Coopers & Lybrand, L.L.P. only, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                       (iii) with respect to Coopers & Lybrand, L.L.P. only, on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                  (A)      the unaudited financial statements
                          included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                  (B)      at the date of the latest available
                          balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                                  (C) for the period from the closing date of the latest income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in consolidated net broadcast revenue, net income (loss) or in the total or per share amounts of income (loss) before extraordinary item.

                        (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries (or SFX (as defined below) and its subsidiaries) subject to the internal controls of the Company's (or SFX's) accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective

         Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements.

                 (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Underwriter or Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

                 (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Shares; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal, New York or Delaware authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Shares.

                 (d) The Representatives shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, to the effect that:

                         (i) Each of the Company and Capstar Broadcasting Partners, Inc., Capstar Radio Broadcasting Partners, Inc., Atlantic Star Communications, Inc., Southern Star Communications, Inc., GulfStar Communications, Inc., Central Star Communications, Inc., Pacific Star Communications, Inc., Patterson Broadcasting, Inc., Benchmark Communications Holdings Inc. and Capstar Acquisition Company Inc. (together, the "Significant Subsidiaries") has been duly incorporated or organized and is an existing corporation or partnership in good standing under the laws of the state of its incorporation or organization, with corporate or partnership power and authority to own its properties and conduct its business as described in the Prospectuses; and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and the Significant Subsidiaries taken as a whole;

                        (ii) Except as set forth in the Prospectuses, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under any Significant Subsidiary's certificate of incorporation or bylaws or any agreement to which any Significant Subsidiary is a party of which we have knowledge); to such counsel's knowledge, all such shares are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except liens set forth in the Prospectuses;

                       (iii) The Offered Shares delivered on such Closing Date and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights, rights of first refusal or other similar rights (in each case created by statute or under the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party of which we have knowledge) with respect to the Offered Shares or the other outstanding shares of capital stock of the Company, except for those that have been satisfied or waived in writing;

                        (iv) Except as described in the Prospectuses, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, or any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for any capital stock of the Company;

                         (v)  There are no contracts, agreements or
                 understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than those which have been satisfied or waived in writing;

                        (vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement in connection with the issuance or sale of the Offered Shares by the Company, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws;

                       (vii) The execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Shares as contemplated by this Agreement and the Subscription Agreement, respectively;

                      (viii) The Initial Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or were included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and each Registration Statement and each of the Prospectuses and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; nothing has come to the attention of such counsel that has caused it to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that either of the Prospectuses or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and the Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectuses or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectuses;

                        (ix) The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Subscription Agreement and to perform its obligations hereunder and thereunder. This Agreement and the Subscription Agreement have been duly and validly authorized and executed by the Company and (assuming the due authorization, execution and delivery thereof by the Underwriters or the Managers, as the case may be) constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement hereof or thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforceability of rights to indemnification and contribution hereunder or thereunder may be limited by federal or state securities laws or regulations or the public policy underlying such laws or regulations; and

                         (x) The merger of SBI Radio Acquisition Corporation with and into SFX Broadcasting, Inc. ("SFX") has become effective under the laws of the State of Delaware, pursuant to the terms of the Agreement and Plan of Merger among SBI Holding Corporation, SBI Radio Acquisition Corporation and SFX, dated as of August 24, 1997, as amended (the "SFX Merger Agreement").

         In rendering the foregoing opinion, Vinson & Elkins L.L.P. may state that such opinion does not apply to any FCC matters.

                 (e) The Representatives shall have received an opinion, dated such Closing Date, of Wiley, Rein & Fielding, FCC counsel for the Company, to the effect that:

                         (i) The issuance and sale of the Offered Shares by the Company in accordance with this Agreement and the Subscription Agreement does not require FCC approval assuming that, in connection therewith, (i) no individual or entity will acquire an attributable interest (as defined by the FCC) in the Company that requires any such consent or approval; and
                 (ii) not more than 25% of the capital stock of the Company will be owned by alien individuals or entities, or representatives thereof.

                        (ii) The execution and delivery by the Company of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Shares by the Company in accordance with this Agreement and the Subscription Agreement does not constitute a violation by the Company of the Communications Laws assuming that, in connection therewith: (i) no individual or entity will acquire an attributable interest (as defined by the FCC) in the Company that violates the Communications Laws; and (ii) not more than 25% of the capital stock of the Company will be owned by alien individuals or entities, or representatives thereof.

                       (iii) The entities listed on Exhibit A and on Exhibit B attached to such opinion (the "Licensees") hold the respective FCC Licenses listed thereon. Such FCC Licenses are in full force and effect.

                        (iv) To the knowledge of such counsel, except for those disclosed in this Agreement, the Registration Statement or on Exhibit C attached to such opinion, and except for proceedings affecting the radio broadcasting industry generally, there are no proceedings pending or threatened in writing under the Communications Laws against the Company, the Licensees or the stations by or before the FCC or before any court having jurisdiction of matters under the Communications Laws which seek the revocation, non-renewal, or material adverse modification of any of the FCC Licenses.

                         (v) The FCC Statements (which include the statements of the Company in the Registration Statements under the captions "Risk Factors -- Governmental Regulation of Broadcasting Industry," "Business -- Federal Regulation of Radio Broadcasting" and "Business -- Competition; Changes in Broadcasting Industry"), insofar as they constitute summaries of the Communications Laws and material proceedings thereunder, are accurate and fairly present the information set forth therein in all material respects.

                        (vi) The FCC has granted its consent (the "FCC Consent") to the transfer of control of SFX Broadcasting, Inc. to SBI Holding Corporation. FCC Consent is not subject to any material adverse conditions imposed by the FCC outside the ordinary course, except as set forth in the FCC Mass Media Bureau Memorandum Opinion and Order, DA 98-______, released _________, 1998. Without limiting the other qualifications set forth in such opinion, in providing the foregoing opinion such counsel may assume that all other conditions set forth on the FCC forms evidencing the FCC Consent, those set forth in the FCC orders granting the FCC Licenses or any renewal thereof, those set forth on the FCC forms evidencing the FCC Licenses or any renewal thereof, and those set forth in the Communications Laws imposed upon licensees generally or radio broadcasting licensees specifically, are conditions in the ordinary course, and such counsel need not express any view on such matters.

                       (vii) To such counsel's knowledge, no petition for reconsideration or review of the FCC Consent has been filed with the FCC and the FCC has not rescinded or revoked the FCC Consent or given public notice of review of the FCC Consent on its own motion.

                 (f) The Representatives shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Shares delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and the Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Securities Act and Rule 3a, Part 202 -- Informal and Other Procedures under the Securities Act, prior to the time either Prospectus was printed and distributed to any Underwriter or Manager; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

                 (h) The Representatives shall have received letters, dated such Closing Date, of the Independent Accountants which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

                 (i) On such Closing Date, the Managers shall have purchased the International Firm Shares or the International Optional Shares, as the case may be, pursuant to the Subscription Agreement.

                 (j) The merger of SBI Radio Acquisition Corporation with and into SFX shall have been consummated in accordance with the SFX Merger Agreement.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably requests. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (b) below; and, provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the U.S. Prospectus if the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of
(i) the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page, the over-allotment and stabilization information contained in the last paragraph under the caption "Underwriting," the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting," and the information concerning discretionary sales in the sixth paragraph under the caption "Underwriting"; and (ii) the following information in the U.S. Prospectus furnished on behalf of BT Alex. Brown Incorporated: the information contained in the fourteenth paragraph under the caption "Underwriting."

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnified party shall, without the prior written consent of the indemnifying party, effect any settlement of any pending or threatened action in respect of which any indemnified party seeks indemnification pursuant to this Section; provided, however, that if the indemnifying party does so consent in writing, the indemnifying party agrees to be liable to the indemnified party under this Section for any such settlement; and, provided, further, that the indemnified party may effect a settlement if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are the responsibility of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the U.S. Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S.

Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of U.S. Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Shares that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such U.S. Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Shares with respect to which such default or defaults occur exceeds 10% of the total number of shares of constituting the U.S. Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such U.S. Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to U.S. Optional Shares after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Shares or any U.S. Optional Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Shares. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect and if any U.S. Shares have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Shares.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 600 Congress Avenue, Suite 1400, Austin, Texas 78701, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                           Very truly yours,

                                           CAPSTAR BROADCASTING CORPORATION



                                           By
                                             --------------------------------
                                                  R. Steven Hicks
                                                  President and Chief
                                                  Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

    CREDIT SUISSE FIRST BOSTON CORPORATION
    BT ALEX. BROWN INCORPORATED
    MORGAN STANLEY & CO. INCORPORATED

         Acting on behalf of themselves and as the Representatives of the several Underwriters.

    By CREDIT SUISSE FIRST BOSTON CORPORATION



    By
      ------------------------------------
         Kristin Allen
         Managing Director

                                   SCHEDULE A





                                                                                    NUMBER OF
                               UNDERWRITER                                      U.S. FIRM SHARES
                               -----------                                      ----------------
 Credit Suisse First Boston Corporation  . . . . . . . . . . . . . . .
 BT Alex. Brown Incorporated   . . . . . . . . . . . . . . . . . . . .
 Morgan Stanley & Co. Incorporated   . . . . . . . . . . . . . . . . .
 Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . .
 Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . .
 NationsBanc Montgomery Securities LLC   . . . . . . . . . . . . . . .
 Smith Barney, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . .
                                                                                ----------------
                           TOTAL . . . . . . . . . . . . . . . . . . .                24,800,000
                                                                                ================